    As filed with the Securities and Exchange Commission on January 28, 2002
                                   Registration Statement No. 333-______________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                  LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                    DELAWARE                                98-0213257
(State or Other Jurisdiction of Incorporation or         (I.R.S. Employer
                 Organization)                         Identification Number)

                            8851 Trans-Canada Highway
                       St. Laurent, Quebec, Canada H4S 1Z6
                                 (514) 331-3738
       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Offices)

                                 GARY MOSKOVITZ
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                  LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                            8851 Trans-Canada Highway
                       St. Laurent, Quebec, Canada H4S 1Z6
                                 (514) 331-3738
    (Name, Address, Including Zip Code, and Telephone Number, Including Area
                           Code, of Agent for Service)

                                   Copies to:
                              John A. Burgess, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109
                            Telephone: (617) 526-6000
                            Telecopy: (617) 526-5000

         Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______.

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                            Proposed         Proposed
                                                                             Maximum         Maximum
                                                              Amount        Offering        Aggregate        Amount Of
                                                               To Be          Price          Offering       Registration
        Title of Shares To Be Registered                    Registered    Per Share(1)       Price(1)           Fee
Shares of common stock, $0.001 par value per share......     7,428,167        $0.52        $3,862,647           $355

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low prices of our common stock on The NASDAQ National Market on January 25, 2002.

         THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS NAMED IN THIS PROSPECTUS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE SELLING STOCKHOLDERS NAMED IN THIS PROSPECTUS ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED JANUARY 28, 2002

PROSPECTUS

                  LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.

                        7,428,167 SHARES OF COMMON STOCK

         The selling stockholders listed in this prospectus are offering and selling up to 7,428,167 shares of our common stock. We will not receive any proceeds from the sale of these shares.

         Our common stock is traded on The NASDAQ National Market under the symbol "LUMM." The last reported sale price for our common stock on The NASDAQ National Market on January 23, 2002 was US$0.53 per share. The selling stockholders may offer their shares of common stock from time to time, in the open market, on The NASDAQ National Market, in privately negotiated transactions, in an underwritten offering, or a combination of methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling stockholders may engage brokers or dealers who may receive commissions or discounts from the selling stockholders. Any broker-dealer acquiring the common stock from the selling stockholders may sell these securities in normal market making activities, through other brokers on a principal or agency basis, in negotiated transactions, to its customers or through a combination of methods. See "Plan of Distribution" beginning on page 9. We will bear all of the expenses and fees incurred in registering the shares offered by this prospectus, including underwriting discounts and commissions.

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 2 FOR A DISCUSSION OF THE RISKS ASSOCIATED WITH OUR BUSINESS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         COMMISSIONS RECEIVED BY THE SELLING STOCKHOLDERS OR ANY BROKER-DEALERS, AGENTS OR UNDERWRITERS THAT HELP DISTRIBUTE THE SHARES AND ANY PROFIT ON THE RESALE OF THE SHARES PURCHASED BY THEM MAY BE CONSIDERED UNDERWRITING COMMISSIONS OR DISCOUNTS UNDER THE SECURITIES ACT OF 1933.



                The date of this prospectus is __________ __, 2002.

                                TABLE OF CONTENTS

                                                                           PAGE
Summary...............................................................       1

The Offering..........................................................       1

Lumenon...............................................................       1

Risk Factors..........................................................       2

Special Note Regarding Forward-Looking Statements.....................       7

Use Of Proceeds.......................................................       8

Selling Stockholders..................................................       8

Plan Of Distribution..................................................       9

Legal Matters.........................................................      10

Experts...............................................................      10

Where You Can Find More Information...................................      11

Incorporation Of Certain Documents By Reference.......................      11

         We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

                                     SUMMARY

         This summary may not contain all of the information that is important to you. You should read the entire prospectus, including "Risk Factors" beginning on page 2 before deciding to invest in our common stock.



                                  THE OFFERING

Common stock offered by the selling stockholders.....        7,428,167 shares

Common stock outstanding.............................        39,098,547 shares (1)

Use of proceeds......................................        Lumenon will not receive any proceeds from the sale of
                                                             shares in this offering.


NASDAQ National Market symbol........................        LUMM

         Our fiscal year end is June 30. Fiscal 2001 refers to the fiscal year ended June 30, 2001 and fiscal 2002 refers to the fiscal year ending June 30, 2002. Unless otherwise specified, all references to "US$" are to United States dollars, the legal currency of the United States of America. All references to "CDN$" are to Canadian dollars, the legal currency of Canada. Except where noted, for convenience purposes, CDN$ amounts have been converted to US$ at an exchange rate of US$0.63 to CDN$1.00, the noon buying rate for cable transfers in New York City in foreign currencies certified by the Federal Reserve Bank of New York on December 31, 2001.

(1) Consists of shares of our common stock outstanding as of January 23, 2002. Includes 7,428,167 shares of common stock registered pursuant to this prospectus.



                                     LUMENON

         The executive offices of Lumenon Innovative Lightwave Technology, Inc. are located at 8851 Trans-Canada Highway, St. Laurent, Quebec, Canada H4S 1Z6, our telephone number is (514) 331-3738 and our Internet address is www.lumenon.com. The information on our Internet website is not incorporated by reference in this prospectus. Unless the context otherwise requires, references in this prospectus to "Lumenon," "we," "us," and "our" refer to Lumenon Innovative Lightwave Technology, Inc. and its subsidiaries.

                                  RISK FACTORS

         Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before purchasing our common stock. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In that case, the trading price of our common stock could fall, and you may lose all or part of the money you paid to buy our common stock.

WE ARE A DEVELOPMENT STAGE COMPANY WITH NO EXPERIENCE IN MANUFACTURING AND MARKETING OUR PRODUCTS, MAKING IT DIFFICULT TO EVALUATE OUR BUSINESS AND YOUR INVESTMENT.

         We have no history in manufacturing and marketing our products. We are a development stage company and, to date, have not had any significant revenues from sales of our products. Our operating history provides no basis for evaluating us or our prospects. We must successfully develop and commercialize our products, address our competition, attract, retain and motivate qualified employees, expand our operations and market and sell products using our licensed proprietary technology in large volumes to have significant revenues and to be profitable.

         Our future will depend on our ability to develop, manufacture and commercialize products based upon our licensed proprietary technologies. We did not have material revenues from product sales during fiscal 2001. Our first product was transferred to production in the last quarter of fiscal 2001 and we expect to make only limited shipments of these products in the first half of fiscal 2002. Potential customers may not accept our products and these products may be difficult to produce in large volumes, fail to perform as expected, cost too much to produce or be barred from production by the proprietary rights of others.

         We expect to spend considerable sums to develop and market our new products. We expect our operating expenses to increase as we develop our technology and products, increase our sales and marketing activities and expand our assembly operations. We expect to continue incurring considerable operating losses and negative cash flows as we incur significant operating expenses and make capital expenditures in our business. The amount we will lose and when, if ever, we will have profits is highly uncertain. If we are unsuccessful at developing, manufacturing and marketing our products, we will not generate sufficient revenues to become profitable.

WE HAVE A HISTORY OF LOSSES, WE EXPECT FUTURE LOSSES AND OUR FUTURE PROFITABILITY IS UNCERTAIN.

         We have incurred operating losses since our inception and, as of September 28, 2001, had an accumulated deficit of approximately CDN$289 million (US$182.9 million). We expect to spend substantial funds to continue research and product development, to establish sales, marketing and quality control departments and for other general corporate purposes. As a result, we expect to incur increasing losses over the next several years.

         In addition, we may never become profitable. Even if we do become profitable, we may not be able to sustain or increase profitability on a quarterly or annual basis. If we fail to become and remain profitable, the market price of our common stock will decline.

SEVERAL OF OUR AGREEMENTS WILL REDUCE THE AMOUNT OF REVENUES THAT WE WILL RECEIVE UPON THE SALE OF OUR PRODUCTS AND THIS MAY DECREASE OUR PROFITABILITY.

         We did not have material revenues from product sales during fiscal 2001. Our agreement with Polyvalor and McGill University requires that we pay a royalty based upon our gross sales. Furthermore, our agreement with Polaroid Corporation requires us to pay them a percentage of the net selling price of products incorporating their technology. In the event that we do generate revenues, those agreements require us to allocate a percentage of our revenues to third parties, which may ultimately lower our gross profit margin.

WE MAY BE UNABLE TO OBTAIN FUNDING TO MEET OUR FUTURE CAPITAL NEEDS, WHICH COULD CAUSE US TO DELAY OR ABANDON SOME OR ALL OF OUR ANTICIPATED SPENDING, CUT BACK OUR OPERATIONS, SELL ASSETS OR LICENSE OUR TECHNOLOGIES TO THIRD PARTIES.

         We will require substantial additional funding over the next several years to develop our technology, to broaden and commercialize our products and to expand assembly capacity. Additional funding could be unavailable on favorable terms, or not be available at all. If we are unable to obtain sufficient additional funding, we may have to delay or abandon some or all of our anticipated spending, cut back our operations significantly, sell some or all of our assets, or license potentially valuable technologies to third parties that we currently plan to commercialize ourselves.

         To date, we have received approximately CDN$73 million from third parties through various debt and equity financings. If we borrow additional funds, we may become subject to restrictive financial covenants and our interest obligations will increase. In addition, we may need to raise additional capital by issuing additional securities, which could result in additional dilution to our existing stockholders.

THERE ARE SIGNIFICANT RISKS ASSOCIATED WITH THE MANUFACTURE OF OUR PRODUCT.

         We have never assembled large amounts of our products. The manufacture of our chips is a complex, sophisticated process, requiring a clean room and precision assembly equipment. Very small amounts of contaminants in assembly, defects in components, difficulties in the assembly process or other factors can cause a significant number of products to be nonfunctional or to have unacceptable defects. This could significantly reduce yields and increase the cost of our products. The difficulty in uncovering these problems and resolving these issues may require much time and may prove to be costly.

         We must effectively transfer production information from our research and product departments to our manufacturing facility and rapidly achieve volume production. If we fail to manage this process effectively or if we experience delays, disruptions or quality control problems in our manufacturing operations, the shipments of products to our customers could be delayed. Additional capital expenditures could be required to remedy these problems.

         Changes in our manufacturing processes or the inadvertent use of defective materials could significantly reduce our manufacturing yields and product reliability. Because most of our manufacturing costs are relatively fixed, manufacturing yields are critical to the results of our operations. Lower than expected production yields could delay product shipments and reduce our gross margins.

OUR BUSINESS MAY EXPAND RAPIDLY AND THE FAILURE TO MANAGE THIS EXPANSION EFFECTIVELY, AS WELL AS THE STRAIN ON OUR RESOURCES WHICH EXPANSION MAY CREATE, COULD IMPAIR OUR ABILITY TO OPERATE PROFITABLY.

         Our success will depend on the expansion of our operations and the effective management of our growth, which will place a significant strain on our management, operations and financial resources. In particular, once we begin volume assembly of our products, our operations are anticipated to expand substantially. We must hire and train additional engineering, manufacturing, marketing, sales, administrative and management personnel and buy additional equipment, facilities, information technology and other infrastructure. We must also continue to develop our management, operational and financial systems, procedures and controls. Because we have no history with the assembly, marketing or sale of our products in large quantities, we do not know if we will be able to expand our business rapidly or adequately enough to manage this growth. If we do not accurately predict demand for our products, we may have too much or too little production capacity. If we overestimate demand, we may incur fixed production expenses that are excessive in relation to revenues generated. This would increase our net loss and if we underestimate demand, we may lose customers, which would decrease our revenues.

CREATING INTERNATIONAL SALES AND MANAGING INTERNATIONAL OPERATIONS WILL BE DIFFICULT AND OUR FAILURE TO DO SO SUCCESSFULLY COULD AFFECT OUR ABILITY TO BECOME PROFITABLE OVER THE LONG TERM.

         In order to achieve our long-term business goals, we will have to generate sales in international markets. This will require us to establish international operations and hire additional personnel. Our failure to do so in a timely and effective manner could have a material adverse effect on our business, prospects, financial condition and operating results. Our plans to expand internationally may be affected by a number of risks including:

         -        changes in foreign currency exchange rates;

         - challenges inherent in managing geographically dispersed operations;

         - multiple, conflicting and changing governmental laws and regulations;

         -        political and economic instability or conflicts;

         -        changes in tariffs, taxes and other trade barriers; and

         - the need to develop local distribution channels through third parties.

THE MARKETS IN WHICH WE COMPETE ARE HIGHLY COMPETITIVE AND SUBJECT TO RAPID TECHNOLOGICAL CHANGE; WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY IF WE ARE UNABLE TO ADAPT TO NEW TECHNOLOGIES AND SUCCESSFULLY DEVELOP NEW AND EVOLVING PRODUCTS, WHICH MAY LEAD TO REDUCED SALES OF OUR PRODUCTS, REDUCED REVENUES AND REDUCED MARKET SHARE.

         We must become a key supplier of components to the photonics industry to be successful. The photonics market is highly competitive and subject to continuous, rapid technological change, including changing industry standards, frequent introduction of new products, anticipated and unanticipated decreases in average selling prices and fierce price competition. We may be unable to adapt to rapid technological change or to continue new product development. This may lead to reduced sales of our products, reduced revenues and reduced market share.

         We must:

         - anticipate what features and functions our customers and their end-users will need and demand in our products, for both general industry and specific custom-made use;

         - incorporate those anticipated features and functions into our products;

         -        meet specific and exacting design requirements;

         -        price our products competitively; and

         - introduce our products at a receptive time to meet market demand.

         The life cycle of the products we make may be short. We must introduce new products on a timely basis and we must spend large amounts of capital to develop new products. Due to the complexity of our products, we could experience delays in introducing new products. The success of our new products will depend on many factors, including:

         -        proper product definition;

         -        the timely completion and introduction of new designs;

         - the ability of our customers to incorporate our products into their product offerings;

         -        the quality and performance of our products;

         - the differentiation of our products from those of our competitors; and

         -        market acceptance of our products and those of our customers.

         If we are unable to introduce new products on a timely and cost-efficient basis, we could lose sales and customers, resulting in reduced revenues.

         In addition, competing technologies may force us to sell our products at lower prices than we expect. Thus, we will need to introduce new products in order to remain competitive and to maintain our current selling prices. This need for additional product introduction may require us to expend greater resources on product research and development than we presently anticipate, which could result in an increase in our future expenses.

THE SMALL NUMBER OF POTENTIAL CUSTOMERS FOR OUR PRODUCTS WILL GIVE THESE CUSTOMERS CONSIDERABLE LEVERAGE OVER US, WHICH COULD LEAD TO LOWER SALES PRICES.

         For the foreseeable future, we expect to market our products to a relatively limited number of leading original equipment manufacturers. We will rely on these customers to develop their own systems, thereby creating demand for our products. As a result of the limited number of customers and the intense competition in the market, our customers will exert considerable leverage in negotiating purchases from us, which could lead to lower sales prices.

OUR COMPETITORS MAY BE ABLE TO MORE EFFECTIVELY DEVELOP AND MARKET THEIR PRODUCTS, MAKING OUR PRODUCTS OBSOLETE.

         Our competitors include much larger companies that have substantially greater financial, technical, marketing, distribution and other resources, broader product lines, greater name recognition and longer standing relationships with leading original equipment manufacturers than we do. Our competitors include companies already manufacturing large volumes of products based on established technologies, as well as companies selling emerging technological solutions which could replace the technologies we are currently using. Potential competitors could also include our own customers, which may decide to manufacture products competitive with ours, rather than purchasing our products.

WE ARE DEPENDENT ON KEY PERSONNEL; WE MAY NOT BE ABLE TO ATTRACT, TRAIN AND RETAIN SUFFICIENTLY QUALIFIED PERSONNEL WHICH COULD LIMIT OUR ABILITY TO GROW OUR BUSINESS.

         Our success will depend to a significant degree upon the continued services of key management, technical, and scientific personnel, including Gary Moskovitz, our President and Chief Executive Officer, and Dr. Mark P. Andrews, our Vice President and Chief Technology Officer. We do not currently maintain key-man life insurance for any of our personnel.

         Our success will also depend on our ability to attract, train and retain additional management and other highly skilled technical, sales, marketing and support personnel. In addition, as we grow, we will need to hire skilled operators for our assembly process. Our competitors for qualified personnel are often long-established, highly profitable companies and the process of hiring qualified personnel is often lengthy. Our management and other employees may voluntarily leave us at any time. We may not be able to meet our revenue goals if we cannot attract, train and retain sufficient qualified personnel.

         Our future profitability will also depend on our ability to develop an effective sales force. Competition for employees with sales and marketing experience in the photonics industry is intense. We require sales people with a good technical understanding of our products and of the industry. We may be unable to attract and retain qualified salespeople or build an effective sales and marketing organization.

IF WE BECOME INVOLVED IN EXPENSIVE PATENT LITIGATION OR OTHER PROCEEDINGS TO ENFORCE OUR PATENT RIGHTS, OR IF ANYONE BRINGS A CLAIM OF INFRINGEMENT AGAINST US, WE COULD INCUR SUBSTANTIAL COSTS OR SUBSTANTIAL LIABILITY FOR DAMAGES OR BE REQUIRED TO STOP OUR PRODUCT DEVELOPMENT AND COMMERCIALIZATION EFFORTS.

         Problems associated with the protection of our intellectual property or potential infringement of the intellectual property of others could have a significant negative impact on our business and our financial condition.

         In order to protect or enforce our patent rights, we may have to initiate legal proceedings against third parties, such as infringement suits or interference proceedings. By initiating legal proceedings to enforce our intellectual property rights, we may also provoke these third parties to assert claims against us. Intellectual property litigation is costly, and, even if we prevail, could divert management attention and resources away from our business.

         If we do not prevail in such litigation, in addition to any damages we might have to pay, any patents we may obtain could be narrowed, invalidated or rendered unenforceable by a court. We could also be required to obtain a license to use certain technologies. Any required license may not be available to us on acceptable terms, or at all. In addition, some licenses may be nonexclusive, and therefore, our competitors may have access to the same technology which we have licensed from others. If we fail to obtain a required license or are unable to design around a patent, we may be unable to sell some of our products, which would make it more difficult for us to achieve profitability.

         We also rely on trade secret and copyright law and employee and third-party nondisclosure agreements to protect our intellectual property rights. We may be unable to secure meaningful protection of our trade secrets, copyrights, know-how or other proprietary information in the event of infringement by others or if others independently develop similar technologies.

WE ARE DEPENDENT ON EQUIPMENT SUPPLIERS AND CONTRACT MANUFACTURERS WHO COULD DISRUPT OUR BUSINESS IF THEY STOPPED, DECREASED OR DELAYED SHIPMENTS TO US.

         We rely on outside suppliers to provide some of the equipment we use in our manufacturing process. We do not maintain long-term agreements with any of these suppliers and, therefore, they could stop supplying equipment to us at any time. If the equipment which any particular supplier provides to us were to malfunction, we would, at a minimum, experience delays in the shipment of our products and we could be required to find another equipment manufacturer. Delays in shipments could result in the loss of customers and reductions in our revenues.

         In addition, we may rely on third party manufacturers to produce some of the components used in our products. Our potential dependence upon third party manufacturing relationships could lead to:

         -        reduced control over equipment delivery schedules;

         - lack of quality assurance over the components produced by third parties; and

         - the delivery of poor quality components which could lead to poor manufacturing yields of our products and ultimately higher product costs.

         Any supply deficiencies relating to the quality or quantity of equipment or components we use to manufacture our products could affect our ability to fulfill customer orders and ultimately reduce our revenues and profitability.

OUR BUSINESS INVOLVES THE USE OF SOME HAZARDOUS MATERIALS AND ENVIRONMENTAL LAWS AND REGULATIONS MAY EXPOSE US TO LIABILITY AND THEREFORE INCREASE OUR COSTS.

         We handle small amounts of hazardous materials as part of our manufacturing activities. As a result, our operations and assembly processes are subject to certain federal, provincial and local environmental protection laws and regulations. These relate to our use, handling, storage, discharge and disposal of certain hazardous materials and wastes, the pre-treatment and discharge of process waste waters and the control of process air pollutants. Compliance with these regulations requires us to establish compliance procedures and safety programs. If environmental laws or regulations were to change, forcing us to modify production processes or use more costly materials, our manufacturing costs or product sales could be adversely affected. We may be required to incur additional costs to comply with current or future environmental laws. In addition, if we fail to comply with either present or future environmental regulations, we may be subject to fines and production halts. As with other companies engaged in manufacturing activities that involve hazardous materials, the risk of environmental liability is inherent in our manufacturing activities. The costs associated with environmental compliance or remediation efforts or other environmental liabilities could adversely affect our business.

PROVISIONS OF OUR CORPORATE DOCUMENTS AND APPLICABLE LAW MAY PREVENT OR HINDER A CHANGE OF CONTROL.

         Provisions of our certificate of incorporation and by-laws and of applicable law could make it more difficult for another party to acquire us or discourage another party from attempting to acquire us. This may reduce the value of our common stock. For example, we could issue preferred stock with rights senior to the common stock without any further vote or action by stockholders. The issuance of preferred stock as part of a future financing could have the effect of preventing a change of control and could make it more difficult for holders of our common stock to take certain corporate actions, including replacing incumbent directors. Additionally, the preferred stock may have preference over, and harm the rights of the holders of, our common stock.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this prospectus, particularly under the heading "Risk Factors", that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of shares by the selling stockholders. The selling stockholders will receive all of the proceeds from the sale of the shares of common stock offered by this prospectus.

         We will pay all reasonable expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration, listing and qualification fees, printer and accounting fees, any underwriting discounts and commissions and the fees and disbursements of our counsel and the counsel selected by the selling stockholders.



                              SELLING STOCKHOLDERS

         Molex Incorporated and the Molex Foundation (together, "Molex") are the selling stockholders of the shares of our common stock covered by this registration statement. The following table sets forth the number of shares of common stock beneficially owned by Molex as of December 31, 2001, the number of shares of common stock to be sold by Molex pursuant to this prospectus and the number and percentage of our outstanding common stock to be held by Molex after this offering. Beneficial ownership is calculated based on requirements of the Securities and Exchange Commission, which we sometimes refer to as the SEC, and is not necessarily indicative of beneficial ownership for any other purpose. Beneficial ownership includes outstanding shares of common stock and shares of common stock that Molex has a right to acquire within 60 days of the date of this prospectus. The percentage of common stock outstanding after this offering is based on 39,098,547 shares of common stock outstanding after the offering.

         We entered into a teaming agreement with Molex Incorporated in May 1999 and amended this agreement in March 2000. Under the teaming agreement, as amended, we agreed with Molex Incorporated to jointly develop certain products related to the dense wavelength division multiplexing, or DWDM, market and other photonics markets. We also entered into a stock restriction agreement with Molex Incorporated in June 1999 and amended this agreement in November 1999. Under the stock restriction agreement, as amended, (i) Molex Incorporated acquired the right to designate a member of our board of directors, (ii) the consent of Molex Incorporated was required for certain extraordinary actions relating to our governance and our operations, and (iii) certain of our stockholders agreed not to sell their respective shares of our common stock to a competitor of Molex Incorporated without the prior consent of Molex Incorporated. The teaming agreement and stock restriction agreement were terminated pursuant to a termination agreement effective as of April 5, 2001. Dr. Anthony L. Moretti, the designee of Molex Incorporated to our board of directors pursuant to the stock restriction agreement, resigned from our board of directors in May 2001.

         Molex is not obligated to sell all or any portion of the shares covered by this prospectus, or to sell any of the shares immediately under this prospectus. Because Molex may sell all or part of their shares, no estimate can be given as to the number of shares that will be held by Molex upon termination of this offering.

                              NUMBER OF SHARES                                NUMBER OF SHARES      PERCENTAGE OF SHARES
NAME OF SELLING              BENEFICIALLY OWNED       NUMBER OF SHARES       BENEFICIALLY OWNED      BENEFICIALLY OWNED
STOCKHOLDER                  PRIOR TO OFFERING            OFFERED              AFTER OFFERING          AFTER OFFERING
Molex Incorporated.......       8,515,167(1)            6,630,167(1)                  0 (2)                   0% (2)
Molex Foundation.........         798,000(3)              798,000(3)                  0                       0%

- ---------------------

(1) Excludes 798,000 shares held by the Molex Foundation, a private foundation of which certain executive officers and directors of Molex Incorporated act as trustees. Molex Incorporated disclaims beneficial ownership of the shares held by the Molex Foundation.

(2) Assumes the sale of all shares owned by Molex Incorporated covered by this prospectus as well as the sale of 1,885,000 shares owned by Molex Incorporated which are registered for public sale pursuant to Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-60160).

(3) Excludes 8,515,167 shares held by Molex Incorporated. Certain executive officers and directors of Molex Incorporated act as trustees of the Molex Foundation. The Molex Foundation disclaims beneficial ownership of the shares held by Molex Incorporated.



                              PLAN OF DISTRIBUTION

         This prospectus covers 7,428,167 shares of our common stock. All of the shares offered are being sold by the selling stockholders. We will not realize any proceeds from the sale of the shares by the selling stockholders.

         The shares may be sold or distributed from time to time by the selling stockholders, or by pledgees, donees or transferees of, or other successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at the market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The shares may be sold in one or more of the following methods:

         - ordinary brokers' transactions, which may include long sales or short sales effected after the effective date of the registration statement of which this prospectus is a part;

         - transactions involving cross or block trades or otherwise on The NASDAQ National Market;

         - purchases by brokers, dealers or underwriters as principal and resale by the purchasers for their own accounts pursuant to this prospectus;

         - "at the market" to or through market makers or into an existing market for the shares;

         - in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

         - through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise); or

         - any combination of the foregoing, or by any other legally available means.

         The selling stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by these broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. In addition, from time to time, the selling stockholders may pledge their shares to broker-dealers or other financial institutions. Upon a default by the selling stockholders, the broker-dealer or financial institution may offer and sell the pledged shares from time to time.

         Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of discounts, commissions or concessions from the selling stockholders and/or purchasers of the shares for whom they may act as agent, or to whom they may sell as principal, or both. The selling stockholders and any broker-dealers who act in connection with the sale of shares of our common stock offered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions they receive and proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor the selling stockholders can presently estimate the amount of this compensation. We know of no existing arrangements between the selling stockholders, any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. Moreover, the selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against some liabilities, including liabilities arising under the Securities Act.

         Furthermore, in the event of a "distribution" of shares by the selling stockholders, the selling stockholders, any selling broker or dealer and any "affiliated purchasers" may be subject to Regulation M under the Exchange Act which would generally prohibit these persons from bidding for or purchasing any security that is the subject of the distribution until his or her participation in that distribution is completed. In addition, Regulation M generally prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of our common stock in connection with this offering.

         We will pay substantially all of the expenses incident to the registration, offering and sale of the shares to the public, including underwriting discounts and commissions. We have also agreed to indemnify the selling stockholders and related persons against liabilities under the Securities Act.

         In order to comply with the securities laws of certain states, if applicable, the shares will be sold in certain jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by us and the selling stockholders.

         The selling stockholders are not restricted as to the price or prices at which they may sell their shares. Sales of these shares may have an adverse effect on the market price of our common stock. Moreover, the selling stockholders are not restricted as to the number of shares that may be sold at any time and it is possible that a significant number of shares could be sold at the same time which may also have an adverse effect on the market price of our common stock.

         We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of:

         - such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement; or

         - such time as all the shares held by the selling stockholders may be sold to the public without registration or restriction pursuant to Rule 144(k) of the Securities Act, in the reasonable opinion of counsel to the selling stockholders.



                                  LEGAL MATTERS

         The validity of the shares of common stock offered by this prospectus have been passed upon by Hale and Dorr LLP.



                                     EXPERTS

         The consolidated financial statements of Lumenon in Lumenon's Annual Report on Form 10-K for the years ended June 30, 2001 and 2000, the six-month period ended June 30, 1999 and for the periods from inception (March 8, 1998) to December 31, 1998, and June 30, 2001 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at the following location:

                           Main Public Reference Room
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

         You may obtain information on the operation of the SEC's public reference room by calling the SEC at (800) SEC-0330.

         We are required to file these documents with the SEC electronically. You can access the electronic versions of these filings on the Internet at the SEC's web site, located at http://www.sec.gov.

         We have included this prospectus in our registration statement that we filed with the SEC. The registration statement provides additional information that we are not required to include in the prospectus. You can receive a copy of the entire registration statement as described above. Although this prospectus describes the material terms of certain contracts, agreements and other documents filed as exhibits to the registration statement, you should read the exhibits for a more complete description of the document or matter involved.



                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC requires us to "incorporate" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the sale of all the shares covered by this prospectus.

                  (1) Our Annual Report on Form 10-K for the year ended June 30, 2001;

                  (2) Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001;

                  (3) Our Current Report on Form 8-K dated October 11, 2001;

                  (4) The description of our common stock set forth in our registration statement on Form 10 dated February 23, 2000; and

                  (5) All of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to effectiveness of the registration statement.

         You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

                  LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                            8851 Trans-Canada Highway
                       St. Laurent, Quebec, Canada H4S 1Z6
                             Attention: Susan Gagne
                            Telephone: (514) 331-3738

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby (except any underwriting discounts and commissions), all of which will be borne by Lumenon. All amounts shown are estimates except the SEC registration fee.

          Filing Fee - Securities and Exchange Commission....   US$       355.00
          Legal fees and expenses............................   US$    15,000.00
          Accounting fees and expenses.......................   US$     5,000.00
          Printing fees......................................   US$    15,000.00
          Miscellaneous expenses.............................   US$     1,645.00
                                                                      ----------
                   Total Expenses............................   US$    37,000.00
                                                                      ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article FIFTH of the Registrant's amended and restated certificate of incorporation provides that, to the full extent provided by Section 145 of the Delaware General Corporate Law (the "DGCL"), as that Section may be amended or supplemented, the Registrant shall indemnify any and all persons whom the Registrant shall have the power to indemnify under Section 145 of the DGCL from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 of the DGCL. This indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         Article SIXTH of the Registrant's amended and restated certificate of incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as it may be amended from time to time, for any unlawful payment of dividend or unlawful stock purchase or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article SIXTH provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of Article SIXTH by the stockholders of the Registrant shall not adversely affect any right or protection of a director of the Registrant with respect to events occurring prior to the time of such repeal or modification.

         Section 5.1 of the Registrant's Second Amended and Restated By-Laws (the "By-Laws") provides that a director or officer of the Registrant:

         (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and

         (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses.

         Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

         Any indemnification of a director or officer pursuant to the By-Laws shall be made by the Registrant only upon a determination that indemnification is proper in the circumstances because the director or officer has met the applicable standard of conduct for indemnification. With respect to a person who is a director or officer at the time of such determination, such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

         Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         The Registrant maintains a CDN$5,000,000 directors and officers liability insurance policy.

ITEM 16.  EXHIBITS

  EXHIBIT NUMBER                  DESCRIPTION

         4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K filed September 28, 2001).

         4.2 Second Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form S-8 filed August 20, 2001).

         4.3 Registration Rights Agreement, dated as of June 21, 1999, by and between Lumenon Innovative Lightwave Technology, Inc. and Molex Incorporated (incorporated by reference to Exhibit 10.5 to our Form 10-12G filed February 23, 2000).

         5.1      Opinion of Hale and Dorr LLP.

         23.1     Consent of KPMG LLP.

         23.2 Consent of Hale and Dorr LLP (included in Exhibit 5.1 filed herewith).

         24.1     Power of Attorney (See page II-5 of this Registration
                  Statement).


ITEM 17.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act)
that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Laurent, Province of Quebec, on January 28, 2002.

                                  LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.



                                  By:  /s/ Gary Moskovitz
                                       ---------------------------------------
                                       Gary Moskovitz
                                       President and Chief Executive Officer



                        SIGNATURES AND POWER OF ATTORNEY

         We, the undersigned officers and directors of Lumenon Innovative Lightwave Technology, Inc., hereby severally constitute and appoint Guy Brunet, Gilles Marcotte and Gary Moskovitz and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Lumenon Innovative Lightwave Technology, Inc. to comply with the provisions of the Securities Act, and all requirements of the SEC, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                                        Title                               Date
 /s/ Gary Moskovitz                       President and Chief Executive Officer, Secretary     January 28, 2002
- --------------------------------------    and Director (Principal Executive Officer and
Gary Moskovitz                            Principal Financial and Accounting Officer)



/s/ Dr. Mark Andrews                      Vice President, Chief Technology Officer and         January 28, 2002
- --------------------------------------    Director
Dr. Mark Andrews


/s/ Gilles Marcotte                       Chairman of the Board                                January 28, 2002
- --------------------------------------
Gilles Marcotte


/s/ Pierre-Paul Allard                    Director                                             January 28, 2002
- --------------------------------------
Pierre-Paul Allard

                Signature                                        Title                               Date
/s/ Guy Brunet                            Director                                             January 28, 2002
- --------------------------------------
Guy Brunet


/s/ Pierre-Andre Roy                      Director                                             January 28, 2002
- --------------------------------------
Pierre-Andre Roy

                                  EXHIBIT INDEX


  EXHIBIT NUMBER                         DESCRIPTION
         4.1      Amended and Restated Certificate of Incorporation of the
                  Registrant (incorporated by reference to Exhibit 3.1 to our
                  Annual Report on Form 10-K filed September 28, 2001).

         4.2      Second Amended and Restated By-Laws of the Registrant
                  (incorporated by reference to Exhibit 4.2 to our Registration
                  Statement on Form S-8 filed August 20, 2001).

         4.3 Registration Rights Agreement, dated as of June 21, 1999, between Lumenon Innovative Lightwave Technology, Inc. and
                  Molex Incorporated (incorporated by reference to Exhibit 10.5 to our Form 10-12G filed February 23, 2000).

         5.1      Opinion of Hale and Dorr LLP.

         23.1     Consent of KPMG LLP.

         23.2 Consent of Hale and Dorr LLP (included in Exhibit 5.1 filed herewith).

         24.1     Power of Attorney (See page II-5 of this Registration
                  Statement).